UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2023

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2023, the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”) amended and restated the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”) to, among other changes (the “Amendment”):

i.Revise the definition of “Change in Control Termination” to mean a Covered Termination, which is either an involuntary termination without “Cause” or a “Constructive Termination,” occurring within three (3) months prior to or fifteen (15) months following the effective date of a Change in Control (the “Change in Control Period”);

ii.Provide that a “Covered Termination” will also include a Constructive Termination outside of the Change in Control Period;

iii.Modify the definition of a “Severance Period” in the event of a Covered Termination outside of the Change in Control Period to 18 months for the Chief Executive Officer; and

iv.Provide that, in the event of a Covered Termination outside of the Change in Control Period, a Participant will be entitled to a pro-rata portion of their Annual Bonus for the fiscal year in which the termination occurs based on the actual performance of the Company.

All capitalized terms not otherwise defined in this Current Report will have the meanings ascribed to them in the Plan. The Plan was originally adopted by the Board in December 2005, amended in December 2008, December 2010, September 2017 and April 2023, and further amended on December 14, 2023. For a further description of the Plan, prior to the Amendment, see the description set forth in the Company’s Proxy Statement with respect to the Company’s 2023 Annual Meeting of Stockholders held on May 31, 2023, a copy of which was filed with the Securities and Exchange Commission on May 1, 2023.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Plan, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-K for the fiscal year ending December 29, 2023.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 14, 2023, the Board amended and restated the Company’s Bylaws (the “Revised Bylaws”) to, among other changes:

i.Update and expand the procedural and informational requirements for director nominations and other proposals submitted by stockholders under the Company’s “advance notice” provisions, including updates to reflect the SEC’s adoption of “universal proxy” rules as set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended;

ii.Revise the deadline for advance notice of director nominations and other proposals submitted by stockholders for an annual meeting of stockholders to generally not later than the close of business on the ninetieth (90th) day nor earlier than the open of business on the one hundred twentieth (120th) day prior to the first anniversary of the Company’s previous annual meeting. As a result of the amendments, for consideration at the Company’s 2024 Annual Meeting of Stockholders, nominations and other proposals submitted by stockholders pursuant to the Revised Bylaws must be received by the Company’s Secretary at the Company’s principal executive offices no later than the close of business on March 2, 2024, and no earlier than the open of business on February 1, 2024;

iii.Eliminate the need to provide a stockholder list at the annual meeting and clarify procedures with respect to an adjourned virtual meeting, consistent with amendments to the Delaware General Corporation Law; and

iv.Make other technical, conforming and clarifying changes.

The foregoing summary and description of the Revised Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Bylaws of Exelixis, Inc.
104	Cover Page Interactive Data File	The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

December 20, 2023	/s/ Jeffrey J. Hessekiel
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary